                                                                     EXHIBIT 3.2




                                    BYLAWS
                                      OF
                             FFP REAL ESTATE TRUST

                                TABLE OF CONTENTS

                                                                           Page
                                                                           ----
ARTICLE I - OFFICES AND RECORDS...............................................1
     SECTION 1.1    PRINCIPAL OFFICE..........................................1
     SECTION 1.2    ADDITIONAL OFFICES........................................1
     SECTION 1.3    BOOKS AND RECORDS.........................................1

ARTICLE II - SHAREHOLDERS.....................................................1
     SECTION 2.1    ANNUAL MEETING............................................1
     SECTION 2.2    SPECIAL MEETINGS..........................................1
     SECTION 2.3    PLACE OF MEETING..........................................2
     SECTION 2.4    NOTICE OF MEETING.........................................2
     SECTION 2.5    MEETING WITHOUT NOTICE; WAIVER OF NOTICE..................2
     SECTION 2.6    QUORUM....................................................2
     SECTION 2.7    ADJOURNMENT...............................................2
     SECTION 2.8    PROXIES...................................................2
     SECTION 2.9    NOTICE OF SHAREHOLDER BUSINESS AND
                    NOMINATIONS...............................................3
           A.    ANNUAL MEETING OF SHAREHOLDERS...............................3
           B.    SPECIAL MEETINGS OF SHAREHOLDERS.............................4
           C.    GENERAL......................................................4
     SECTION 2.10   PROCEDURE FOR ELECTION OF TRUST MANAGERS..................5
     SECTION 2.11   VOTE OF SHAREHOLDERS......................................5
     SECTION 2.12   OPENING AND CLOSING THE POLLS.............................5
     SECTION 2.13   INSPECTORS................................................5
     SECTION 2.14   INFORMAL ACTION...........................................6

ARTICLE III - BOARD OF TRUST MANAGERS.........................................6
     SECTION 3.1    GENERAL POWERS............................................6
     SECTION 3.2    NUMBER, TENURE AND QUALIFICATIONS.........................6
     SECTION 3.3    REGULAR MEETINGS..........................................6
     SECTION 3.4    SPECIAL MEETINGS..........................................7
     SECTION 3.5    NOTICE....................................................7
     SECTION 3.6    QUORUM....................................................7
     SECTION 3.7    PARTICIPATION BY CONFERENCE TELEPHONE.....................7
     SECTION 3.8    PRESUMPTION OF ASSENT.....................................8
     SECTION 3.9    ADJOURNMENTS..............................................8
     SECTION 3.10   INFORMAL ACTION...........................................8
     SECTION 3.11   VACANCIES.................................................8
     SECTION 3.12   REMOVAL...................................................8
     SECTION 3.13   COMMITTEES................................................9

ARTICLE IV - OFFICERS........................................................10
     SECTION 4.1    CATEGORIES OF OFFICERS...................................10
     SECTION 4.2    ELECTION AND TERM OF OFFICE..............................10

     SECTION 4.3    CHAIRMAN OF THE BOARD....................................10
     SECTION 4.4    VICE CHAIRMAN OF THE BOARD...............................10
     SECTION 4.5    CHIEF EXECUTIVE OFFICER..................................11
     SECTION 4.6    PRESIDENT................................................11
     SECTION 4.7    VICE PRESIDENTS..........................................11
     SECTION 4.8    SECRETARY................................................11
     SECTION 4.9    TREASURER................................................12
     SECTION 4.10   REMOVAL..................................................12
     SECTION 4.11   SALARIES.................................................12
     SECTION 4.12   VACANCIES................................................12
     SECTION 4.13   RESIGNATIONS.............................................13

ARTICLE V - SHARE CERTIFICATES AND TRANSFERS.................................13
     SECTION 5.1    SHARE CERTIFICATES.......................................13
     SECTION 5.2    RECORD DATE AND CLOSING OF TRANSFER BOOKS................13
     SECTION 5.3    REGISTERED SHAREHOLDERS..................................14
     SECTION 5.4    LOST CERTIFICATES........................................14

ARTICLE VI - MISCELLANEOUS PROVISIONS........................................14
     SECTION 6.1    FISCAL YEAR..............................................14
     SECTION 6.2    DIVIDENDS................................................14
     SECTION 6.3    SEAL.....................................................14
     SECTION 6.4    EXECUTION OF WRITTEN INSTRUMENTS.........................14
     SECTION 6.5    SIGNING OF CHECKS AND NOTES..............................14
     SECTION 6.6    VOTING OF SECURITIES HELD IN OTHER ENTITIES..............15

ARTICLE VII - AMENDMENTS.....................................................15

                                    BYLAWS
                                      OF
                             FFP REAL ESTATE TRUST

                ORGANIZED UNDER THE LAWS OF THE STATE OF TEXAS


                                   ARTICLE I

                              OFFICES AND RECORDS

      SECTION 1.1 PRINCIPAL OFFICE. The initial address of the principal office of the Trust in the State of Texas is 2801 Glenda Avenue, Fort Worth, Texas 76117.

      SECTION 1.2 ADDITIONAL OFFICES. The Trust may have such other offices, either within or without the State of Texas, as the Board of Trust Managers from time to time may designate or as the business of the Trust from time to time may require.

      SECTION 1.3 BOOKS AND RECORDS. The books and records of the Trust may be kept, either within or without the State of Texas, at such place or places as the Board of Trust Managers from time to time may designate.

                                  ARTICLE II

                                 SHAREHOLDERS

      SECTION 2.1 ANNUAL MEETING. An annual meeting of the shareholders of the Trust shall be held each year, commencing with 1998, on such date and at such time as may be fixed by resolution of the Board of Trust Managers.

      SECTION 2.2 SPECIAL MEETINGS. Subject to the rights of the holders of any class or series of preferred shares of the Trust ("Preferred Shares") to elect additional trust managers under specified circumstances, special meetings of the shareholders may be called only by the Chairman of the Board, the Vice Chairman of the Board, the Chief Executive Officer, the President, the Board of Trust Managers pursuant to a resolution adopted by a majority of the total number of trust managers constituting the whole Board of Trust Managers (the "Whole Board"), or by written request to the Secretary by the holders of not less than 50 percent of all of the shares then outstanding and entitled to vote at such meeting (the "Voting Shares"); provided that (i) the Secretary shall inform the shareholders requesting such meeting of the reasonably estimated cost of preparing and disseminating notice thereof and shall not be required to give such notice until the Trust has received payment in such amount from such shareholders and (ii) unless requested by holders of a majority of the Voting Shares, the Secretary shall not be required to call a special meeting to consider any matter which is substantially the same as a matter voted on at any special meeting of the shareholders held during the twelve (12) months preceding the request to call such new special meeting.

      SECTION 2.3 PLACE OF MEETING. Meetings shall be held at the principal office of the Trust or at such other place, within or without the State of Texas, as the Board of Trust Managers from time to time by resolution may designate.

      SECTION 2.4 NOTICE OF MEETING. Written or printed notice, stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be prepared and delivered by the Trust, not less than ten (10) days nor more than sixty (60) days before the date of the meeting, personally or by mail, to each shareholder of record entitled to vote at such meeting and to each shareholder or other person, if any, entitled to notice of the meeting. If delivered by mail, such notice shall be deemed to be delivered when deposited in the United States mail with postage thereon prepaid, addressed to the shareholder at his or her address as it appears on the share transfer books of the Trust. If delivered personally, such notice shall be deemed given when so delivered to the shareholder as provided above and if by facsimile, such notice shall be deemed given upon completion of the facsimile transmission to the shareholder as provided above. Meetings may be held without notice if all shareholders entitled to vote are present, or if notice is waived by those not present in accordance with Section 2.5 of these Bylaws. Any previously scheduled meeting of the shareholders may be postponed by resolution of the Board of Trust Managers upon public notice given prior to the date scheduled for such meeting.

      SECTION 2.5 MEETING WITHOUT NOTICE; WAIVER OF NOTICE. Either before or after a shareholders' meeting, a shareholder may waive notice thereof by executing a waiver of notice to be filed with the Trust's records of shareholder meetings. Any such written notice shall be deemed to be the equivalent of notice pursuant to Section 2.4 hereof. Attendance at a shareholders' meeting, either in person or by proxy, by a person entitled to notice thereof shall constitute a waiver of notice of the meeting unless such person attends for the sole and express purpose of objecting to the transaction of business on the ground that the meeting was not lawfully called or convened.

      SECTION 2.6 QUORUM. Except as otherwise provided by law or by the Declaration of Trust of the Trust, as the same may be amended or restated from time to time (the "Declaration of Trust"), the holders of a majority of the Voting Shares, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders, except that when specified business is to be voted on by a class or series voting as a class, the holders of a majority of the shares of such class or series shall constitute a quorum for the transaction of such business.

      SECTION 2.7 ADJOURNMENT. A meeting of shareholders convened on the date for which it was called may be adjourned prior to the completion of business thereat to a date not more than one hundred twenty (120) days after the record date of the original meeting. Notice of a subsequent meeting held as a result of an adjournment, other than by announcement at the meeting at which the adjournment was taken, shall not be necessary. If a quorum is present or represented at such subsequent meeting, any business may be transacted thereat which could have been transacted at the meeting which was adjourned.

      SECTION 2.8 PROXIES. At all meetings of shareholders, a shareholder entitled to vote may vote in person or by proxy executed in writing thereby or by his duly authorized attorney-in-fact. A proxy shall not be valid after eleven (11) months from the date of its execution unless a longer period is expressly stated therein. A proxy shall be revocable unless the proxy form states conspicuously that the proxy is irrevocable and the proxy is coupled with an interest. Each proxy must be filed with the Secretary of the Trust or his representative at or before the time of the meeting to which it relates.

      SECTION 2.9  NOTICE OF SHAREHOLDER BUSINESS AND NOMINATIONS.

      A.  ANNUAL MEETING OF SHAREHOLDERS.

          (1) Nominations of persons for election to the Board of Trust Managers of the Trust and the proposal of business to be considered by the shareholders may be made at an annual meeting of shareholders (i) by or at the direction of the Chairman of the Board of Trust Managers; or (ii) by any shareholder of the Trust who is entitled to vote at the meeting, who has complied with the notice procedures set forth in clauses (2) and (3) of this Paragraph A and who was a shareholder of record at the time such notice is delivered to the Secretary of the Trust.

          (2) For nominations or other business to be properly brought before an annual meeting by a shareholder pursuant to clause (iii) of Paragraph A(1) of this Section 2.9, the shareholder must have given timely notice thereof in writing to the Secretary of the Trust. To be timely, a shareholder's notice shall be delivered to the Secretary at the principal office of the Trust not less than seventy (70) days nor more than ninety (90) days prior to the anniversary of the preceding year's annual meeting; provided, however, that, with respect to the 1998 annual meeting, the date of the 1997 annual meeting shall be deemed to be December 1, 1997, and further provided that in the event that the date of an annual meeting is advanced by more than thirty (30) days or delayed by more than sixty (60) days from such anniversary date, to be timely notice by the shareholder must be so delivered not earlier than the ninetieth
(90th) day prior to such annual meeting and not later than the close of business on the later of the seventieth (70th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made. Such shareholder's notice shall set forth (i) as to each person whom the shareholder proposes to nominate for election or reelection as a trust manager, all information relating to such person that is required to be disclosed in solicitations of proxies for election of trust managers, or is otherwise required, pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, or any successor statute thereto (the "Exchange Act"), including such person's written consent to being named in the proxy statement as a nominee and to serving as a trust manager if elected; (ii) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; and (iii) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (a) the name and address of such shareholder, as they appear on the Trust's share transfer books, and the name and address of such beneficial owner; (b) the class or series and number of shares of beneficial interest of the Trust which are owned beneficially and of record by such shareholder and such beneficial owner; and (c) the date or dates upon which the shareholder acquired ownership of such shares.

          (3) Notwithstanding anything in the second sentence of Paragraph A(2) of this Section 2.9 to the contrary, in the event that the number of trust managers to be elected to the Board of Trust Managers of the Trust is increased and there is no public announcement naming all of the nominees for trust manager or specifying the size of the increased Board of Trust Managers made by the Trust at least seventy (70) days prior to the first anniversary of the preceding year's annual meeting, a shareholder's notice required by Paragraph A of this
Section 2.9 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Trust not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Trust.

      B. SPECIAL MEETINGS OF SHAREHOLDERS. Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the Trust's notice of meeting pursuant to Section 2.4 of these Bylaws. Nominations of persons for election to the Board of Trust Managers may be made at a special meeting of shareholders at which trust managers are to be elected pursuant to the Trust's notice of meeting (i) by or at the direction of the Board of Trust Managers or (ii) by any shareholder of the Trust who is entitled to vote at the meeting, who complies with the notice procedures set forth in this Section 2.9 and who is a shareholder of record at the time such notice is delivered to the Secretary of the Trust. Nominations by shareholders of persons for election to the Board of Trust Managers may be made at such a special meeting of shareholders if the shareholder's notice as required by Paragraph A(2) of this Section 2.9 shall be delivered to the Secretary at the principal office of the Trust not earlier than the ninetieth
(90th) day prior to such special meeting and not later than the close of business on the later of the seventieth (70th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Trust Managers to be elected at such meeting.

      C.  GENERAL.

          (1) Only persons who are nominated in accordance with the procedures set forth in this Section 2.9 shall be eligible to serve as trust managers, and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section. Except as otherwise provided by law, the Declaration of Trust or these Bylaws, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or brought in accordance with the procedures set forth in this
Section 2.9 and, if any proposed nomination or business is determined not to be in compliance herewith, to declare that such defective nomination or proposal shall be disregarded.

          (2) For purposes of this Section 2.9, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Trust with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

          (3) Notwithstanding the foregoing provisions of this Section 2.9, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth herein. Nothing in this Bylaw shall be deemed to affect any rights of shareholders to request inclusion of proposals in the Trust's proxy statement pursuant to Rule l4a-8 under the Exchange Act or to create any additional rights with respect to any such inclusion.

      SECTION 2.10 PROCEDURE FOR ELECTION OF TRUST MANAGERS. Subject to the rights of the holders of any class or series of Preferred Shares to elect trust managers under specified circumstances, and to the laws of the State of Texas, each shareholder having the right to vote for the election of trust managers shall, unless otherwise provided in the Declaration of Trust or by applicable law, have the right to vote, in person or by proxy, the number of shares owned by such shareholder for as many persons as there are to be elected and for whose election such shareholder has the right to vote. Unless otherwise provided by the Declaration of Trust, no shareholder shall have the right or be permitted to cumulate his or her votes on any basis. Election of trust managers at all meetings of the shareholders at which trust managers are to be elected may be viva voce, unless the chairman of the meeting shall order, or any shareholder shall demand, that voting be by written ballot, and, except as otherwise expressly provided with respect to the right of the holders of any series of Preferred Shares to elect additional trust managers under specified circumstances, a majority of the votes cast thereat shall elect. Voting on any other question or election may be viva voce, unless the chairman of the meeting shall order, or any shareholder shall demand, that voting be by written ballot.

      SECTION 2.11 VOTE OF SHAREHOLDERS. Subject to the rights of the holders of any class or series of Preferred Shares to elect trust managers under specified circumstances, and to the laws of the State of Texas, each shareholder having the right to vote shall be entitled at every meeting of shareholders to one (1) vote for every share standing in his or her name on the record date fixed by the Board of Trust Managers pursuant to Section 5.2 of these Bylaws. Except as otherwise provided by law, the Declaration of Trust, these Bylaws, any resolution adopted by the Board of Trust Managers authorizing a series of Preferred Shares, or any resolution adopted by a majority of the Whole Board, all matters submitted to the shareholders at any meeting (other than the election of trust managers) shall be decided by a majority of the votes cast with respect thereto.

      SECTION 2.12 OPENING AND CLOSING THE POLLS. The chairman of the meeting shall fix, and announce at the meeting, the date and time of the opening and the closing of the polls for each matter upon which the shareholders are to vote at the meeting .

      SECTION 2.13 INSPECTORS. At any meeting of shareholders, the chairman of such meeting may, and upon the request of any shareholder shall, appoint one or more persons as inspectors for such meeting. Such inspector or inspectors shall ascertain and report the number of shares represented at such meeting in person or by proxy, based upon the determination of such inspector or inspectors of the validity and effect of proxies, count all votes, report the results and perform such other acts as are proper to conduct voting with impartiality and fairness to all shareholders. Each report of inspectors shall be in writing and signed by the inspector or, if there is more than one, by a majority of inspectors acting at such meeting, in which event the report of the majority shall be the report of the inspectors. The report of the inspector or inspectors on the number of shares represented at a meeting and the results of voting thereat shall be prima facie evidence thereof.

      SECTION 2.14 INFORMAL ACTION. Any action required or permitted to be taken at a meeting of shareholders may be taken without a meeting if the following are filed with the Trust's records of shareholder meetings:

          (1) a unanimous written consent which sets forth the action and is signed by each shareholder entitled to vote thereon; and

          (2) a written waiver of any right to dissent signed by each shareholder, if any, entitled to notice of the meeting but not entitled to vote thereat.

                                  ARTICLE III

                            BOARD OF TRUST MANAGERS

      SECTION 3.1 GENERAL POWERS. The business and affairs of the Trust shall be managed by, or under the direction of, its Board of Trust Managers. In addition to the powers and authorities expressly conferred by these Bylaws, the Board of Trust Managers may exercise all such powers of the Trust and do all such lawful acts and things as are not by law or by the Declaration of Trust or these Bylaws required to be exercised or done by the shareholders.

      SECTION 3.2 NUMBER, TENURE AND QUALIFICATIONS. Subject to the rights of the holders of any class or series of Preferred Shares to elect trust managers under specified circumstances, the number of trust managers shall be fixed from time to time pursuant to a resolution adopted by a majority of the Whole Board, but shall consist of not more than twenty-five (25) nor less than one (1) trust managers who need not be residents of the State of Texas and need not hold shares in the Trust. At all times as the Board of Trust Managers shall consist of three (3) or more trust managers, the trust managers, other than those who may be elected by the holders of any class or series of Preferred Shares, shall be divided, with respect to the time for which they severally hold office, into three (3) classes, as nearly equal in number as possible, with the term of office of the first class to expire at the first annual meeting of shareholders held after such division into classes, the term of office of the second class to expire at the second annual meeting of shareholders held after such division into classes and the term of office of the third class to expire at the third annual meeting of shareholders held after such division into classes. Each trust manager shall hold office until his or her successor shall have been duly elected and qualified. At each annual meeting of shareholders commencing with the first annual meeting held after such division into classes, trust managers elected to succeed those trust managers whose terms then expire shall be elected for a term of office to expire at the third (3rd) succeeding annual meeting of shareholders after their election, with each trust manager to hold office until his or her successor shall have been duly elected and qualified.

      SECTION 3.3 REGULAR MEETINGS. A regular meeting of the Board of Trust Managers to elect officers and consider other business shall be held without notice other than this

Section 3.3 immediately after, and at the same place as, each annual meeting of shareholders. The Board of Trust Managers may, by resolution, designate the time and place for additional regular meetings without notice other than such resolution.

      SECTION 3.4 SPECIAL MEETINGS. Special meetings of the Board of Trust Managers shall be called at the request of the Chairman of the Board, the Vice Chairman of the Board, the Chief Executive Officer, the President or a majority of the Board of Trust Managers. The person or persons authorized to call special meetings of the Board of Trust Managers may fix the place and time of the meeting.

      SECTION 3.5 NOTICE. Notice of any special meeting shall be given to each trust manager at his business or residence as recorded in the books and records of the Trust or at such other address as such trust manager may designate in writing to the Secretary of the Trust by mail, by telegram or express courier, charges prepaid, by facsimile or telephonic communication. If mailed, such notice shall be deemed adequately delivered if deposited in the United States mails so addressed, with postage thereon prepaid, at least five
(5) days before the day of such meeting. If by telegram, such notice shall be deemed adequately delivered if the telegram is delivered to the telegraph company at least twenty-four (24) hours before the time set for such meeting. If by express courier, the notice shall be deemed adequately given if delivered to the courier company at least two (2) days before the day of such meeting. If by telephone or facsimile, the notice shall be deemed adequately delivered if given at least twelve (12) hours prior to the time set for such meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Trust Managers need be specified in the notice of such meeting, except for amendments to these Bylaws as provided under Article VII hereof. A meeting may be held at any time without notice if all the trust managers are present or if those not present waive notice of the meeting in writing, either before or after such meeting. Attendance of a trust manager at a meeting shall constitute waiver of notice of that meeting unless he or she attends for the sole and express purpose of objecting to the transaction of business on the ground that the meeting was not lawfully called or convened.

      SECTION 3.6 QUORUM. A number of trust managers equal to at least a majority of the trust managers then in office shall constitute a quorum for the transaction of business; provided, however, that if the Whole Board consists of two or three trust managers, two trust managers shall constitute a quorum, if the Whole Board consists of one trust manager, one trust manager shall constitute a quorum and that in no event may less than one third (1/3) of the Whole Board constitute a quorum. Anything else herein to the contrary notwithstanding, if at any meeting of the Board of Trust Managers there shall be less than a quorum present, a majority of the trust managers present may adjourn the meeting from time to time without further notice. Except as may otherwise be provided by the Declaration of Trust, these Bylaws or applicable law, the act of the majority of the trust managers present at a meeting at which a quorum is present shall be the act of the Board of Trust Managers. The trust managers present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal or departure of enough trust managers to leave less than a quorum.

      SECTION 3.7  PARTICIPATION BY CONFERENCE TELEPHONE. Members of the
Board of Trust Managers, or any committee thereof, may participate in a meeting of such

Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 3.7 shall constitute presence in person at such meeting.

      SECTION 3.8 PRESUMPTION OF ASSENT. A trust manager of the Trust who is present at a meeting of the trust managers at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his or her dissent shall be entered in the minutes of the meeting or unless he or she shall file a written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof.

      SECTION 3.9  ADJOURNMENTS. Any meeting of the Board of Trust
Managers may be adjourned prior to the completion of business thereat. Notice of the subsequent meeting held as a result of an adjournment, other than by announcement at the meeting at which the adjournment is taken, shall not be necessary. If a quorum is present at such subsequent meeting, any business may be transacted thereat which could have been transacted at the meeting which was adjourned.

      SECTION 3.10 INFORMAL ACTION. If all of the trust managers consent in writing to any action required or permitted to be taken at a meeting of the Board of Trust Managers or a committee thereof and the writing or writings evidencing such consent is or are filed by the Secretary of the Trust with the minutes of proceedings of the Board of Trust Managers or such committee, the action shall be as valid as though it had been taken at a meeting of the Board or committee.

      SECTION 3.11 VACANCIES. Except as otherwise provided in this Section 3.11, subject to the rights of the holders of any class or series of Preferred Shares to elect additional trust managers under specified circumstances, unless the Board of Trust Managers otherwise determines, vacancies resulting from death, resignation, retirement, disqualification, or other cause relating to a then-existing Board position shall be filled by the affirmative vote of a majority of the remaining trust managers, though less than a quorum of the Board of Trust Managers, and newly created trust managerships resulting from an increase in the authorized number of trust managers shall be filled by the affirmative vote of a majority of the Whole Board and, in either event, trust managers so chosen shall hold office for a term expiring at the annual meeting of shareholders at which the term of office of the class to which they have been elected expires and until such trust manager's successor shall have been duly elected and qualified. No decrease in the number of authorized trust managers constituting the Whole Board shall shorten the term of any incumbent trust manager. Vacancies on the Board of Trust Managers due to the removal of a trust manager may be filled by the shareholders at an annual or special meeting called for that purpose, and trust managers so chosen shall hold office for a term expiring at the annual meeting of shareholders at which the term of office of the class to which they have been elected expires and until each such trust manager's successor shall have been duly elected and qualified. The appointment or election of a successor trust manager shall be considered an amendment to the Declaration of Trust.

      SECTION 3.12 REMOVAL. Subject to the rights of the holders of any class or series of Preferred Shares to elect additional trust managers under specified circumstances, any trust manager, or the entire Board of Trust Managers, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least 80 percent of the then outstanding Voting Shares, voting together as a single class.

      SECTION 3.13 COMMITTEES. The Board of Trust Managers, by resolution or resolutions passed by a majority of the Whole Board, may designate from among the members of the trust managers one or more committees which, to the extent provided in such resolution or resolutions, shall have and may exercise all of the authority of the Board of Trust Managers in the business and affairs of the Trust to the extent consistent with the Texas Real Estate Investment Trust Act, as amended from time to time, or any successor statute thereto (the "Texas REIT Act"), except the power to amend the Declaration of Trust, to approve a plan of merger or share exchange, to declare dividends or distributions on shares, to amend these Bylaws, to issue shares except in the manner and to the extent prescribed by the Declaration of Trust, these Bylaws or any resolution designating the committee, to fill vacancies in the trust managers or in the committee, to elect or remove officers of the Trust or members of the committee, to fix the compensation of any member of the committee, to recommend to the shareholders any action requiring shareholder approval, or to approve any merger, consolidation or share exchange which does not require shareholder approval, each committee to consist of one (1) or more trust managers of the Trust, including, without limitation the following committees:

          (1) An Executive Committee, which shall have such authority as shall be delegated by the Board of Trust Managers, including, without limitation, authority to acquire and dispose of real property and to execute contracts and agreements on behalf of the full Board of Trust Managers including, without limitation, those relating to the incurrence of debt by the Trust or subsidiaries thereof, and shall advise the Board of Trust Managers from time to time with respect to such matters as the Board of Trust Managers shall direct.

          (2) An Audit Committee. The Audit Committee shall make recommendations concerning the engagement of independent public accountants, review with the independent public accountants the plans and results of each audit engagement, approve professional services provided by the independent public accountants, review the independence of the independent public accountants, consider the range of audit and non-audit fees and review the adequacy of the Trust's internal accounting controls.

          (3) An Executive Compensation Committee, which shall determine compensation for the Trust's executive officers and shall administer any share incentive or other compensation plans adopted by the Trust.

The Board of Trust Managers may designate one or more trust managers as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee. Unless the Board of Trust Managers shall provide otherwise, the presence of one-half (1/2) of the total membership of any committee of the Board of Trust Managers shall constitute a quorum for the transaction of business at any meeting of such committee and the act of a

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majority of those present shall be the act of such committee.  Each committee shall keep regular minutes of its proceedings and report the same to the full Board of Trust Managers when so requested.

                                   ARTICLE IV

                                    OFFICERS

      SECTION 4.1 CATEGORIES OF OFFICERS. The elected officers of the Trust shall consist of a Chairman of the Board, a Vice Chairman of the Board, a Chief Executive Officer, a President, one or more Executive Vice Presidents or Vice Presidents, a Secretary and a Treasurer. Such other officers, assistant officers, agents and employees as the Board of Trust Managers may from time to time deem necessary may be elected by the Board of Trust Managers or appointed by the Chairman of the Board. The Chairman of the Board and the Vice Chairman of the Board shall be chosen from among the trust managers. Two or more offices may be held by the same person, except that a person may not concurrently serve as the President and a Vice President or Executive Vice President. Each officer chosen or appointed in the manner prescribed by the Board of Trust Managers shall have such powers and duties as generally pertain to his or her office or offices, subject to the specific provisions of this Article IV. Such officers also shall have such powers and duties as from time to time may be conferred by the Board of Trust Managers or by any committee thereof authorized to do so.

      SECTION 4.2 ELECTION AND TERM OF OFFICE. The elected officers of the Trust shall be elected annually by the Board of Trust Managers at the regular meeting of the Board of Trust Managers held after each annual meeting of the shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as is convenient. Each officer shall hold office until his or her successor shall have been duly elected and shall have qualified, or until his or her death or until he or she shall resign or be removed from office.

      SECTION 4.3 CHAIRMAN OF THE BOARD. The Chairman of the Board shall preside at all meetings of the shareholders and of the Board of Trust Managers. The Chairman of the Board shall be responsible for general management of the affairs of the Trust and shall perform all duties incidental to the office which may be required by law, and all such other duties as may properly be required by the Board of Trust Managers. Except where by law the signature of the Chief Executive Officer or the President is required, the Chairman of the Board shall possess the same power as the Chief Executive Officer and the President to sign all certificates, contracts, and other instruments of the Trust which may be authorized by the Board of Trust Managers. The Chairman of the Board shall make such reports to the Board of Trust Managers and the shareholders as are properly required by the Board of Trust Managers. The Chairman of the Board shall see that all orders and resolutions of the Board of Trust Managers and of any committee thereof are carried into effect.

      SECTION 4.4  VICE CHAIRMAN OF THE BOARD. The Vice Chairman of the
Board shall, in the absence of the Chairman, preside at all meetings of the shareholders and of the Board of Trust Managers. The Vice Chairman of the Board shall, together with the Chairman of the Board and the Chief Executive Officer, act in a general executive capacity and shall have such

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

powers and duties as set forth in these Bylaws or as from time to time may be established by the Board of Trust Managers. The Vice Chairman of the Board may, in the absence of or because of the inability to act of the Chairman of the Board, and if so authorized by the Board of Trust Managers, perform all duties of the Chairman of the Board. Except where by law the signature of the Chief Executive Officer or the President is required, the Vice Chairman of the Board shall possess the same power as the Chief Executive Officer and the President to sign all certificates, contracts, and other instruments of the Trust which may be authorized by the Board of Trust Managers.

      SECTION 4.5 CHIEF EXECUTIVE OFFICER. The Chief Executive Officer shall act in a general executive capacity and shall assist the Chairman of the Board in the administration and operation of the Trust's business and general supervision of its policies and affairs. The Chief Executive Officer may, in the absence of or because of the inability to act of the Chairman of the Board, perform all duties of the Chairman of the Board and, in the absence of or because of the inability to act of the Chairman of the Board and the Vice Chairman of the Board, preside at all meetings of shareholders and of the Board of Trust Managers. The Chief Executive Officer may sign, alone or with the Secretary or any assistant secretary or any other officer of the Trust properly authorized by the Board of Trust Managers, certificates, contracts and other instruments of the Trust as authorized by the Board of Trust Managers.

      SECTION 4.6 PRESIDENT. The President shall be the chief operating officer of the Trust, shall act in a general executive capacity and shall assist the Chairman of the Board and the Chief Executive Officer in the administration and operation of the Trust's business and general supervision of its policies and affairs. The President may, in the absence of or because of the inability to act of the Chairman of the Board and the Chief Executive Officer, perform all duties of the Chairman of the Board and, in the absence of or because of the inability to act of the Chairman of the Board, the Vice Chairman of the Board and the Chief Executive Officer, preside at all meetings of shareholders and of the Board of Trust Managers. The President may sign, alone or with the Secretary or any assistant secretary or any other officer of the Trust properly authorized by the Board of Trust Managers, certificates, contracts and other instruments of the Trust as authorized by the Board of Trust Managers.

      SECTION 4.7 VICE PRESIDENTS. The Vice President or Vice Presidents, if any, including any Executive Vice Presidents, shall perform the duties of the Chief Executive Officer and the President in the absence or disability of both the Chief Executive Officer and the President, and shall have such powers and perform such other duties as the Board of Trust Managers or the Chairman of the Board from time to time may prescribe.

      SECTION 4.8 SECRETARY. The Secretary shall give, or cause to be given, notice of all meetings of shareholders and trust managers and all other notices required by law, by the Declaration of Trust or by these Bylaws, and in case of his or her absence or refusal or neglect so to do, any such notice may be given by any person thereunto directed by the Chairman of the Board, the Vice Chairman of the Board, the Chief Executive Officer, the President or the Board of Trust Managers, upon whose request the meeting is called, as provided in these Bylaws. The Secretary shall record all the proceedings of the meetings of the Board of Trust Managers, any committees thereof and the shareholders of the Trust in a book or books to be kept for that purpose, and shall perform such other duties as from time to time may be prescribed by the Board of Trust Managers, the Chairman of the Board, the Vice Chairman of the Board, the Chief Executive Officer or the President. The Secretary shall have custody of the seal, if any, of the Trust and shall affix the same to all instruments requiring it, when authorized by the Board of Trust Managers, the Chairman of the Board, the Vice Chairman of the Board, the Chief Executive Officer or the President, and shall attest to the same.

      SECTION 4.9 TREASURER. The Treasurer shall have custody of all Trust funds and securities and shall keep full and accurate account of receipts and disbursements in books belonging to the Trust. The Treasurer shall deposit all moneys and other valuable effects in the name and to the credit of the Trust in such depositories as may be designated by the Board of Trust Managers. The Treasurer shall disburse the funds of the Trust in such manner as may be ordered by the Board of Trust Managers, the Chairman of the Board, the Vice Chairman of the Board, the Chief Executive Officer or the President, taking proper vouchers for such disbursements. The Treasurer shall render to the Chairman of the Board, the Chief Executive Officer, the President and the Board of Trust Managers, whenever requested, an account of all his or her transactions as Treasurer and of the financial condition of the Trust. If required by the Board of Trust Managers, the Treasurer shall give the Trust a bond for the faithful discharge of his or her other duties in such amount and with such surety as the Board of Trust Managers shall prescribe. The Treasurer also shall perform such duties and have such powers as the Board of Trust Managers from time to time may prescribe.

      SECTION 4.10 REMOVAL.  Any officer elected by the Board of Trust
Managers or appointed in the manner prescribed hereby may be removed by a majority of the members of the Whole Board whenever, in their judgment, the best interests of the Trust would be served thereby. No elected or appointed officer shall have any contractual rights against the Trust for compensation by virtue of such election or appointment beyond the date of the election or appointment of his or her successor, his or her death, resignation or removal, whichever event shall first occur, except as otherwise provided in an employment or similar contract or under an employee deferred compensation plan.

      SECTION 4.11 SALARIES. The Board of Trust Managers shall fix the salaries of the Chairman of the Board, the Vice Chairman of the Board, the Chief Executive Officer and the President of the Trust, or may delegate the authority to do so to a duly constituted Executive Compensation Committee. The salaries of other officers, agents and employees of the Trust may be fixed by the Board of Trust Managers, by a committee of the Board, by the Chairman of the Board or by another officer or committee to whom that function has been delegated by the Board of Trust Managers or the Chairman of the Board.

      SECTION 4.12 VACANCIES. Any newly created office or vacancy in any office because of death, resignation or removal shall be filled by the Board of Trust Managers or, in the case of an office not specifically provided for in
Section 4.1 hereof, by or in the manner prescribed by the Board of Trust Managers. The officer so selected shall hold office until his or her successor is duly selected and shall have qualified, unless he or she sooner resigns or is removed from office in the manner provided in these Bylaws.

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

      SECTION 4.13 RESIGNATIONS. Any trust manager or officer, whether elected or appointed, may resign at any time by serving written notice of such resignation on the Chairman of the Board, the Vice Chairman of the Board, the Chief Executive Officer, the President or the Secretary, and such resignation shall be deemed to be effective as of the close of business on the date said notice is received by the Chairman of the Board, the Vice Chairman of the Board, the Chief Executive Officer, the President or the Secretary. No action shall be required of the Board of Trust Managers or the shareholders to make any such resignation effective.

                                   ARTICLE V

                       SHARE CERTIFICATES AND TRANSFERS

      SECTION 5.1 SHARE CERTIFICATES. Each shareholder shall be entitled to a certificate or certificates, in a form approved by the Board of Trust Managers and consistent with the Texas REIT Act, which shall represent and certify the number, kind and class of shares owned by him or her in the Trust. Each certificate shall be signed by the Chairman of the Board, the President or a Vice President, and by the Secretary or the Treasurer (or an assistant secretary or assistant treasurer, if any) and, pursuant to resolutions of the Board of Trust Managers, any such signature may be in facsimile. In case any officer, transfer agent or registrar who has signed, or whose facsimile signature has been placed on, a certificate has ceased to hold such office before the certificate is issued, it nevertheless may be issued by the Trust with the same effect as if he or she held such office at the date of issue.

      SECTION 5.2  RECORD DATE AND CLOSING OF TRANSFER BOOKS. The Board of
Trust Managers may fix, in advance, a date as the record date for the purpose of determining shareholders entitled to notice of, or to vote at, any meeting of shareholders, or shareholders entitled to receive payment of any dividend or distribution or the allotment of any rights, or the shareholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or in order to make a determination of shareholders for any other proper purpose. The record date may not be prior to the close of business on the day the record date is fixed. Such record date shall not be prior to the close of business on the day such date is fixed and not more than sixty (60) days, and in case of a meeting of shareholders, not less than ten (10) days, prior to the date on which the particular action requiring such determination of shareholders is to be taken. The stock transfer books of the Trust may not be closed for a period longer than twenty (20) days.

     If no record date is fixed and the Trust's stock transfer books are not closed, the determination of shareholders entitled to notice of, or to vote at, a meeting of shareholders shall be at the close of the business on the day on which notice of the meeting is mailed. If no record date is fixed, the record date for determining shareholders for any purpose other than that specified in the preceding sentence shall be at the close of business on the day on which the resolution of the Board of Trust Managers relating thereto is adopted.

     When a determination of shareholders of record entitled to notice of, or to vote at, any meeting of shareholders has been made as provided in this Section 5.2, such determination shall

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

apply to any future meeting in respect of an adjournment thereof, unless the trust managers fix a new record date under this section for such future meeting.

      SECTION 5.3 REGISTERED SHAREHOLDERS. The Trust shall be entitled to treat the holder of record of shares as the holder in fact and, except as otherwise provided by the laws of the State of Texas, shall not be bound to recognize any equitable or other claim to or interest in the shares.

     Shares of the Trust shall be transferred on its books only upon the surrender to the Trust of the share certificates duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, and upon presentation of adequate evidence of the validity of the transfer under this
Section 5.3 and the laws of the State of Texas. In that event, the surrendered certificates shall be canceled, new certificates issued to the person entitled to them and the transaction recorded on the books of the Trust.

      SECTION 5.4 LOST CERTIFICATES. The Board of Trust Managers may direct a new certificate to be issued in place of a certificate alleged to have been destroyed or lost if the owner makes an affidavit that it is destroyed or lost. The Board, in its discretion, may, as a condition precedent to issuing the new certificate, require the owner to give the Trust a bond as indemnity against any claim that may be made against the Trust on the certificate allegedly destroyed or lost.

                                   ARTICLE VI

                            MISCELLANEOUS PROVISIONS

      SECTION 6.1 FISCAL YEAR. The fiscal year of the Trust shall begin on the first (1st) day of January and end on the thirty-first (31st) day of December of each year.

      SECTION 6.2 DIVIDENDS. The Board of Trust Managers may from time to time declare, and the Trust may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and the Declaration of Trust.

      SECTION 6.3 SEAL. The seal of the Trust, if any, shall have inscribed thereon the name of the Trust and shall be in such form as may be approved by the Board of Trust Managers. The seal may be used by causing it or a facsimile thereof to be impressed, affixed or otherwise reproduced.

      SECTION 6.4 EXECUTION OF WRITTEN INSTRUMENTS. Contracts, deeds, documents, and other instruments shall be executed by the Chairman of the Board, the Vice Chairman of the Board, the Chief Executive Officer, the President or a Vice President and attested by the Secretary or an assistant secretary, unless the Board of Trust Managers shall designate other authorized signatories or other procedures for their execution.

      SECTION 6.5 SIGNING OF CHECKS AND NOTES. Checks, notes, drafts, and demands for money shall be signed by such person or persons as may be designated by the Board

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

of Trust Managers, the Chairman of the Board, the Vice Chairman of the Board, the Chief Executive Officer or the President.

      SECTION 6.6 VOTING OF SECURITIES HELD IN OTHER ENTITIES. In the absence of other arrangements by the Board of Trust Managers, securities issued by any other trust, corporation, partnership or other entity and owned or controlled by this Trust may be voted at any securityholders' meeting of such other entity by the Chairman of the Board of this Trust or, if he or she is not present at the meeting, by the Chief Executive Officer, the President, the Vice Chairman of the Board or any Vice President of this Trust, and in the event none of the Chairman of the Board, the Chief Executive Officer, the President, the Vice Chairman of the Board or any Vice President is to be present at a meeting, the securities may be voted by such person as the Chairman of the Board and the Secretary of the Trust shall, by duly executed proxy, designate to represent the Trust at the meeting.


                                  ARTICLE VII

                                   AMENDMENTS

     AUTHORITY AS TO BYLAWS. The shareholders of the Trust shall have no authority to amend or repeal the Bylaws of the Trust, or to adopt new Bylaws unless (i) specifically authorized to do so by a resolution duly adopted by the Board of Trust Managers, or (ii) any Bylaw duly adopted as herein provided expressly vests authority in the shareholders of the Trust to amend or repeal any such Bylaw, or provides that any such Bylaw may not be amended or appealed without such approval of the shareholders of the Trust as may be therein provided.

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